Exhibit 10.1

Land Title
Guarantee Company
March 3, 2010

Mr. Richard Herrera
Full Throttle Indoor Kart Racing
90 Sylvestor Place
Highlands Ranch, CO 80129

RE:    Full Throttle Racing Escrow

Gentlemen:

Land Title Guarantee Company has been requested to act as escrow agent, relative to the above referenced transaction, for the purpose of holding Subscription deposits. Upon receipt of SEC approval, please provide me with a copy of the CUSIP number along with a full copy of the subscription offerings to be used.

This is to advise that Land Title Guarantee Company will abide by the terms of the Deposit and Escrow Agreements as contained in the subscription offerings. The related fee for this service will be S200.00.

If you should need any additional information, please feel free to contact me directly at 303-270-0423.

Yours truly,

/s/ Thomas J. Blake
Thomas J. Blake
Assistant Vice President

5975 Greenwood Plaza Blvd.
Greenwood Village, CO 80111

303-321-1880